Exhibit 99.1
Post Holdings Completes Acquisition of Perfection Pet Foods
St. Louis – December 4, 2023 – Post Holdings, Inc. (NYSE: Post) (“Post”), a consumer packaged goods holding company, announced today it has completed the previously announced acquisition of the assets of Perfection Pet Foods, LLC, effective December 1, 2023.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American ready-to-eat cereal and pet food categories and also markets Peter Pan® peanut butter. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. Post participates in the private brand food category through its ownership interest in 8th Avenue Food & Provisions, Inc. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959
Media Relations
Lisa Hanly
lisa.hanly@postholdings.com
(314) 665-3180

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